Exhibit 99.1

General Moly Announces the May 2017 Departure of its Chief Financial Officer

LAKEWOOD, COLORADO — January 10, 2017 - General Moly, Inc. (the “Company” or “General Moly”) (NYSE MKT and TSX: GMO), a U.S.-based molybdenum mineral development, exploration, and mining company, announced that effective May 12, 2017 Lee M. Shumway, Chief Financial Officer and Principal Accounting Officer, will depart from the Company.  Mr. Shumway informed the Company last week that effective July 1, 2017 he has accepted the call from The Church of Jesus Christ of Latter-day Saints to serve as one of the Church’s international mission presidents.  Through mid-May, Mr. Shumway will continue with the Company in his current roles.

Bruce D. Hansen, Chief Executive Officer of General Moly, said, “We support Lee’s acceptance of this call from his church.  Lee and his family’s affiliation and service to their church and community exemplify the foundation of Lee’s leadership and support that he has shared with the Company and the community over the past nine and half years.  We wish the best to Lee and his wife as they embark on this new assignment.  We will continue with our current management structure in the interim, and will evaluate opportunities to fill Lee’s roles and responsibilities internally and externally over the coming months.

Lee M. Shumway, Chief Financial Officer of General Moly, said, “Although I am grateful to accept the call of my church, it is difficult to depart from the opportunities that have been presented to me at General Moly.  I continue to be excited for the future prospects of the Company and its assets, the ongoing determination and skill of its employees and the unwavering commitment of its board of directors.”

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About General Moly

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, an 80% interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with the Company’s wholly-owned Liberty Project, a molybdenum and copper property also located in central Nevada, General Moly’s goal is to become the largest pure play primary molybdenum producer in the world.

Contact:

Scott Roswell

(303) 928-8591

info@generalmoly.com

Website: www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain a re-grant of its water permits and to maintain required federal and state permits to continue construction, commence production and its ability to raise required project financing, as well as adverse governmental regulation and judicial outcomes such as the recent review and decision concerning the Record of Decision and estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.